EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Dogecoin Cash, Inc. (the “Registrant”) on Form 10-Q/A for the quarter ended March 31, 2025, as filed with the Commission on the date hereof (the “Amended Quarterly Report”), I, David Tobias, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Amended Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 21, 2025

/s/ David Tobias
David Tobias Principal Financial Officer